Exhibit 21

SUBSIDIARIES OF
THE COOPER COMPANIES, INC.
A DELAWARE CORPORATION

JURISDICTION OF
NAME    INCORPORATION
THE COOPER COMPANIES, INC.    Delaware
TCC Acquisition Corp.            Delaware
CooperVision, Inc.1            New York
CooperVision International Holding Company, LP2    England
CooperVision Ltd.        England-Wales
CooperVision Caribbean Corp.    Cayman Islands
Coopervision do Brasil Ltda     Brazil
CooperVision Manufacturing Limited    England-Wales
CooperVision Canada Corp.    Canada
CooperVision Distribution SPRL    Belgium
CooperVision Oy    Finland
CooperVision GmbH    Germany
CooperVision Italia srl    Italy
Coopervision S.A. (Pty) Limited    South Africa
CooperVision Nederland BV    The Netherlands
CooperVision Holdings Japan, KK    Japan
CooperVision Japan, Inc.    Japan
Origio A/S            Denmark
Cooper Medical, Inc.             Delaware
CooperSurgical, Inc.        Delaware
Origio, Inc.                                    Virginia

Except as noted, each subsidiary is wholly-owned either by The Cooper Companies, Inc. or by the wholly-owned subsidiary under which it is indented in the list above.

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(1) CooperVision, Inc. is 87% owned by TCC Acquisition Corp. and 13% owned by The Cooper Companies, Inc.
(2) CooperVision, Inc. general and limited partner and TCC Acquisition Corp. limited partner